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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants of Frigoscandia Holdings AB, we hereby consent to the incorporation of our report dated February 5, 2002 included in ProLogis's Form 10-K, as amended, for the year ended December 31, 2001 into ProLogis's registration statement on Form S-8. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001, or performed any audit procedures subsequent to the date of our report.

/s/KPMG LLP
KPMG LLP

Stockholm, Sweden
August 8, 2002